EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-07959, No. 333-42161, No. 333-59305, No. 333-72531 and No. 333-52482) and the Registration Statements on Form S-3 (No. 333-35343, No. 333-33997, No. 333-71053 and No. 333-52474) of Radiance Medical Systems, Inc. (formerly Cardiovascular Dynamics, Inc.) of our report dated February 8, 2002 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Orange County, California
March 26, 2002